Exhibit 99.1

3rd Quarter 2009

AIMCO
Apartment Investment and Management Company

3rd Quarter 2009
The Palazzo East at Park La Brea Los Angeles, CA

Apartment Investment and Management Company (NYSE:AIV)
Announces Third Quarter 2009 Results
Denver, Colorado — October 30, 2009
Third Quarter 2009 Highlights
•	Funds From Operations (FFO, as defined in the Glossary) — FFO of $0.41 per share, before operating real estate impairments of $0.22 per share, was within the $0.36 to $0.42 per share guidance range.
•
Property Operations — During the third quarter, Aimco’s share of total conventional and affordable property net operating income was $145.1 million. Total conventional and affordable property net operating income, adjusted for property acquisitions and dispositions, was 1.2% lower than in the third quarter 2008.

•
Same Store Results (as defined in the Glossary) — When comparing third quarter 2009 to third quarter 2008, Same Store property net operating income declined 5.4%, within the guidance range of negative 5.0% to negative 6.0%. Same Store revenue declined 2.9% and expenses increased 1.1%. Average daily occupancy declined 20 basis points from 95.0% for third quarter 2008 to 94.8% for third quarter 2009, and increased 200 basis points from second quarter 2009.

•
Non-Same Store Results — Third quarter 2009 conventional redevelopment net operating income increased 16.4% compared to third quarter 2008 and affordable property operations, including affordable redevelopment operations, generated net operating income growth of 6.0% during the same period.

•	Capital Markets Activity
At the beginning of third quarter 2009, Aimco had $350 million of term debt outstanding, due first quarter 2011. During third quarter 2009, Aimco repaid $90 million of term debt with proceeds from property sales. An additional payment of $50 million was made after quarter’s end, reducing the balance to $210 million.
Aimco has focused on reducing refunding risk by accelerating refinancing of property loans maturing prior to 2012. At the beginning of third quarter 2009, Aimco’s share of property debt maturing during 2009 through 2011 was $221.3 million. During third quarter, through refinancing, repayment and property sales, Aimco reduced these maturities by $36.8 million. As of September 30, 2009, the balance of property debt maturing through 2011 totaled $184.5 million in nine loans. Of these loans, refunding risk has since been eliminated on all but four loans totaling $164.0 million which are expected to be refinanced at their maturity in 2011.
•
Property Sales and Asset Allocation — During third quarter 2009, Aimco sold 28 properties for $366.6 million, generating $125.0 million in net proceeds to Aimco, after distributions to limited partners, repayment of existing property debt and transaction costs. Year-to-date through September 30, 2009, Aimco has sold 58 properties generating net proceeds to Aimco of $244.2 million. Aimco continues to market properties located in its non-target markets and in lower rated locations within its target markets.

•
Dividend — Aimco’s Board of Directors declared a cash dividend of $0.10 per share on its Class A Common Stock for the quarter ended September 30, 2009. The dividend is payable November 30, 2009, to stockholders of record on November 20, 2009.

AIMCO 3rd Quarter 2009	Page 1

2009 Outlook
•
Property Operations — Aimco remains focused on retaining existing residents and maintaining expense control. Market rents have declined during 2009, although the rate of decline has eased. As a result of rental rate reductions, fourth quarter 2009 Same Store net operating income is expected to decline 7.0% to 8.0% when compared to fourth quarter 2008. For the full year 2009, Same Store net operating income is expected to decline 4.0% to 5.0% compared to full year 2008. Positive net operating income results in the redevelopment and affordable property portfolios are expected to largely offset the declines in the Same Store results.

•
Balance Sheet and Liquidity — Aimco continues to focus on balancing sources and uses of capital without reliance on capital markets for equity or debt, except for refunding of property debt. Aimco plans to meet liquidity requirements with limited use of its bank line of credit, except to support letters of credit. Aimco’s line of credit requires compliance with certain coverage ratios with which Aimco complies and expects to continue to comply. Aimco leverage is 95% long term: 83% non-recourse property debt with a weighted average maturity of 8.7 years, and 12% perpetual preferred equity. On average, approximately 5%, or $300 million, of Aimco’s share of leverage is subject to refunding in any one year. Aimco’s term debt totaling $210 million at October 30, 2009, matures in first quarter 2011, and is expected to be repaid prior to maturity with proceeds from property sales.

•
Property Sales and Asset Allocation — Aimco intends to sell approximately $450 million of additional non-target conventional and affordable assets by year end to fund repayment of its term debt due first quarter 2011. Once the term debt is repaid, future asset sales will be used to increase Aimco’s allocation of capital to well located properties within its target markets.

•
FFO Outlook — Aimco’s previously provided guidance for full year 2009 FFO, before operating real estate impairments and preferred stock redemption related gains, was a range of $1.55 to $1.75 per share, including $0.15 per share of dilution from 2009 property sales. Based on year-to-date financial results and our projections for the remainder of the year, we are narrowing our full year 2009 FFO guidance to $1.61 to $1.69 per share. For the fourth quarter 2009, FFO is expected to range from $0.32 to $0.40 per share, inclusive of dilution from 2009 asset sales.

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco properties enjoyed high occupancy and property incomes from all portfolios taken together were stable. Same Store rents declined from 2008; however the rate of decline eased during third quarter. Property values appear to have stabilized after substantial declines from their 2007 high. Proceeds from property sales are repaying our term debt. Refunding risk has been further reduced by extending most property debt maturities before 2012. Business simplification has led to lower offsite costs, including G&A expenses, and provided a substantial offset to earnings dilution from property sales. Notwithstanding a solid quarter, business conditions remain fragile and unpredictable. We look to the future with optimism and also great caution.”
President, Chief Investment Officer and Chief Financial Officer David Robertson adds: “During the quarter we sold $367 million of assets, plus an additional $124 million during October. Proceeds from these sales were used to pay down our term debt by $140 million, leaving a $210 million balance due in early 2011. We currently have an additional $800 million of assets either under contract or in negotiations, and we plan to sell approximately $450 million of this amount to repay our term debt, bringing total sales in 2009 to approximately $1.3 billion. Any additional sales will be used to fund investments in our existing portfolio or the acquisition of higher rated assets in our target markets.”

AIMCO 3rd Quarter 2009	Page 2

Third quarter 2009 Financial Results
In accordance with United States Generally Accepted Accounting Principles (GAAP), all previously reported share and per share data have been adjusted to take into account the special dividends paid on December 1, 2008, and January 29, 2009, which resulted in the issuance of approximately 12.6 million and 15.6 million additional shares of Aimco’s Class A Common Stock, respectively.
•
Net loss attributable to common stockholders for the quarter was $40.5 million, compared to net income of $159.5 million for the third quarter 2008. Lower gains on dispositions of consolidated and unconsolidated real estate of $194.9 million, lower asset management and tax credit revenues of $22.3 million, higher operating real estate impairment losses of $23.3 million and higher depreciation and amortization expense of $15.0 million were partially offset by a decrease in income attributable to noncontrolling interests of $45.7 million and lower general and administrative expenses of $11.7 million. Earnings per share (EPS) attributable to common stockholders were a loss of $0.35 on a diluted basis, compared with earnings of $1.35 per share in third quarter 2008.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $22.3 million, or $0.19 per share, compared with $73.0 million, or $0.60 per share, in third quarter 2008. FFO, before operating real estate impairments and preferred stock redemption related gains, was $47.4 million, or $0.41 per share, down from $0.62 per share in third quarter 2008. Third quarter 2009 operating real estate impairments totaled $0.22 per share and resulted from the expected fourth quarter sale of four specific assets.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $28.8 million, or $0.25 per share, compared with $49.1 million, or $0.41 per share, in third quarter 2008. AFFO includes deductions of $0.16 and $0.21 per share for capital replacement expenditures in third quarter 2009 and third quarter 2008, respectively.

Adjusted Diluted Per Share Results*

	THIRD QUARTER		YEAR-TO-DATE
	2009	2008	2009	2008
Earnings (loss) — EPS	$(0.35)	$1.35	$(0.94)	$2.93
Funds from operations — FFO	$0.19	$0.60	$0.95	$1.69
FFO before operating real estate impairments and preferred stock redemption related gains	$0.41	$0.62	$1.29	$1.76
Adjusted funds from operations — AFFO	$0.25	$0.41	$0.86	$1.23

*
These per share results reflect the cumulative effect of the shares issued as part of Aimco’s special dividends paid in 2008 and on January 29, 2009. To estimate the approximate per share results before the effect of Aimco’s special dividends, multiply the reported per share results by a factor of 1.48.

Property Operations
Property operating results discussed below represent Aimco’s share of reported amounts.
Conventional Real Estate Operations
Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities. At the end of third quarter 2009, this portfolio included 266 properties with 82,142 units in which Aimco had a weighted average ownership of 90%. Average rents for the conventional real estate portfolio increased 5.6% from $987 per unit during third quarter 2008 to $1,042 per unit during third quarter 2009. During third quarter 2009, conventional real estate operations generated net operating income of $127.2 million. Aimco’s Same Store portfolio net operating income was $106.1 million for third quarter 2009, down 5.4% from third quarter 2008, while conventional redevelopment property operations generated net operating income of $22.6 million during the quarter, an increase of 16.4% compared to third quarter 2008.

AIMCO 3rd Quarter 2009	Page 3

“Same Store” Results
In the third quarter 2009, the Same Store portfolio included 195 communities with 57,968 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 91%.
Comparing Same Store results in third quarter 2009 with third quarter 2008, total revenue decreased $5.2 million, or 2.9%. The decrease in revenue was primarily the result of lower average daily occupancy, down 20 basis points from 95.0% to 94.8%, and lower average rent, down 3.5% or $36 per unit, from $1,026 per unit to $990 per unit. Same Store expenses increased $0.8 million or 1.1%, primarily due to higher property tax and insurance expenses, partially offset by decreased turnover costs.
Same Store Operating Results

	THIRD QUARTER			THIRD QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2009	2008	Variance	2nd Qtr	Variance	2009	2008	Variance
Same Store Operating Measures
Average Daily Occupancy	94.8%	95.0%	-0.2%	92.8%	2.0%	93.7%	94.9%	-1.2%
Average Rent Per Unit	$990	$1,026	-3.5%	$1,008	-1.8%	$1,004	$1,021	-1.7%
Total Same Store ($mm)
Revenue	$177.7	$182.9	-2.9%	$177.3	0.2%	$508.8	$519.9	-2.1%
Expenses	(71.6)	(70.8)	1.1%	(68.8)	4.1%	(200.1)	(200.8)	-0.4%
NOI	$106.1	$112.1	-5.4%	$108.5	-2.2%	$308.7	$319.1	-3.3%
See Supplemental Schedules 6a through 6c for additional information on Same Store operating results.
Affordable Real Estate Operations
At the end of third quarter 2009, Aimco’s affordable real estate portfolio included 271 properties with 30,816 units in which Aimco had a weighted average ownership of 54%. During third quarter 2009, affordable property operations generated net operating income of $17.9 million. Total affordable property net operating income was 6.0% higher than during third quarter 2008. Average month-end occupancy for the affordable portfolio decreased 1.1% from 97.6% for third quarter 2008 to 96.5% for third quarter 2009, while average rent per unit increased 3.6% from $728 to $754 per unit.
Investment Management
Investment management includes activities related to our owned portfolio of properties as well as services provided to affiliated partnerships. Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management, and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as Asset Management for which we are separately compensated through fees paid by third party investors.
Investment management income includes fees earned for providing asset management services to third party investors, syndication fees and deferred income related to tax credit activities, and portfolio management income earned through investment gains on our owned assets. Aimco’s share of investment management income, net of tax, was $6.0 million in the third quarter 2009 compared to $27.7 million in third quarter 2008. Income based on third quarter transactions contributed less than 1% of third quarter FFO. See Supplemental Schedule 11 for additional information on investment management income.

AIMCO 3rd Quarter 2009	Page 4

Portfolio Management
Portfolio management includes the ongoing allocation of investment capital to meet our geographic and product type goals. Our geographic allocation strategy focuses on the 20 largest U.S. markets as measured by total market capitalization. We believe these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. As we execute this strategy, we expect to reduce our investment in markets outside the 20 largest markets and to increase our investment in the 20 largest markets both by making acquisitions and through redevelopment spending.
In third quarter 2009, Aimco sold 21 conventional properties and seven affordable properties with 6,031 and 777 units, respectively, for $366.6 million in gross proceeds (Aimco share $297.6 million). Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $125.0 million.
See Supplemental Schedules 6 and 7 for additional details regarding Aimco’s portfolio allocation and Supplemental Schedule 8 for additional information on disposition activity.
Redevelopment
During third quarter 2009, Aimco invested $8.6 million in conventional redevelopment projects and completed five of the 21 projects that were active at the end of the second quarter. Aimco also invested $9.2 million in seven tax credit redevelopment projects during third quarter 2009.
Balance Sheet and Liquidity
At the end of third quarter 2009, Aimco leverage was provided 83% by long-term non-recourse property debt of $5.8 billion ($5.2 billion Aimco share) at a weighted average interest rate of 5.4% and weighted average maturity of 8.7 years. Aimco’s preferred securities represented approximately 12% of Aimco’s leverage at the end of the quarter at which time Aimco had $776.2 million in perpetual preferred stock and preferred partnership units at a weighted average rate of 7.6%.
Aimco’s recourse debt is limited to its revolving credit facility and corporate term debt, which together represented approximately 4% of Aimco’s leverage at the end of third quarter 2009. At that time, the balance on Aimco’s revolving credit facility was $15.1 million and available capacity was $119.5 million, net of $45.4 million of letters of credit drawn against the facility. Aimco’s revolving credit facility is used for working capital purposes and to secure letters of credit used in the Aimco business. The balance on Aimco’s corporate term debt of $260.0 million at September 30, 2009, matures in first quarter 2011. Subsequent to quarter’s end, the entire balance on the line of credit was repaid and $50 million was repaid on the term debt. In connection with these recourse obligations, Aimco is subject to Debt Service and Fixed Charge Coverage covenants of 1.50:1 and 1.30:1, respectively, as defined in the Glossary. For third quarter 2009, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.60:1 and 1.38:1, respectively. Aimco expects to remain in compliance with these covenants.
At September 30, 2009, Aimco had outstanding $6.2 billion of consolidated debt, which consisted of $5.2 billion of fixed rate property debt, $0.7 billion of floating rate property debt and $0.3 billion of floating rate corporate debt. In addition, Aimco had outstanding $67.0 million of floating rate preferred stock. Aimco’s floating rate property debt includes $474.7 million of tax-exempt bonds with rates tied to the Securities Industry and Financial Markets Association Municipal Swap Index (SIFMA). Over the last twenty years the SIFMA rate has moved at approximately 0.73% for a 1.00% change in LIBOR, which reduces Aimco’s FFO exposure to changes in floating interest rates. Additionally, Aimco’s FFO exposure is offset by floating rate assets, such as cash and notes receivable. Based on Aimco’s proportionate share of quarter-end balances, Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.01 per share per quarter.
See Supplemental Schedules 4 and 5 for more detail on preferred equity characteristics and debt characteristics and activity.

AIMCO 3rd Quarter 2009	Page 5

Dividends on Common Stock
On October 27, 2009, the Aimco Board of Directors declared a quarterly cash dividend of $0.10 per share of Class A Common Stock for the quarter ended September 30, 2009, payable on November 30, 2009, to stockholders of record on November 20, 2009. At the end of the third quarter 2009, there were approximately 116.4 million shares of Class A Common Stock outstanding. See Supplemental Schedule 4 for additional detail on Aimco’s securities.
Earnings Conference Call
Please join Aimco management for the third quarter 2009 earnings conference call to be held Friday, October 30, 2009, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 9147658
Webcast: http://www.aimco.com/CorporateInformation/Overview.aspx
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 434199
The conference call replay will be available until 9:00 a.m. Eastern time on November 13, 2009.
Webcast Replay: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

AIMCO 3rd Quarter 2009	Page 6

Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2009 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes, and to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for tenants in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; redevelopment risks, including failure of such redevelopments to perform in accordance with projections; the timing of acquisitions and dispositions; insurance risk; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries and affiliates, is one of the largest owners and operators of apartment communities in the United States with 916 properties, including 146,581 apartment units, and serves approximately 500,000 residents each year. Aimco’s properties are located in 44 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 3rd Quarter 2009	Page 7

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Rental and other property revenues	$307,907	$310,563	$925,363	$918,772
Property management revenues, primarily from affiliates	1,114	1,227	4,098	4,746
Asset management and tax credit revenues	10,325	32,624	32,469	83,651

Total revenues	319,346	344,414	961,930	1,007,169

OPERATING EXPENSES:
Property operating expenses	146,608	147,165	426,258	430,166
Property management expenses	510	1,603	2,415	4,192
Investment management expenses	4,213	7,850	12,719	18,044
Depreciation and amortization	122,362	107,374	355,680	304,668
Provision for operating real estate impairment losses	21,676	—	24,666	—
General and administrative expenses	15,676	27,383	53,598	75,754
Other expenses, net	8,548	1,343	14,567	18,926

Total operating expenses	319,593	292,718	889,903	851,750

Operating (loss) income	(247)	51,696	72,027	155,419

Interest income	1,962	5,824	7,629	17,131
Recovery of (provision for) losses on notes receivable	1,233	(842)	(452)	(1,107)
Interest expense	(83,179)	(84,887)	(256,746)	(257,042)
Equity in losses of unconsolidated real estate partnerships	(4,198)	(1,559)	(7,934)	(3,432)
Impairment losses related to unconsolidated real estate partnerships	—	(1,131)	—	(1,131)
Gain on dispositions of unconsolidated real estate and other	3,345	99,954	18,580	100,118

(Loss) income before income taxes and discontinued operations	(81,084)	69,055	(166,896)	9,956

Income tax benefit	2,410	6,062	7,195	10,862

(Loss) income from continuing operations	(78,674)	75,117	(159,701)	20,818

Income from discontinued operations, net [1]	69,118	162,269	109,945	535,862

Net (loss) income	(9,556)	237,386	(49,756)	556,680
Noncontrolling interests [2]:
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(19,342)	(46,182)	(24,764)	(108,145)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership [3]	(1,743)	(1,962)	(4,558)	(5,669)
Net loss (income) attributable to common noncontrolling interests in Aimco Operating Partnership [3]	3,139	(15,500)	8,597	(37,819)

Total noncontrolling interests	(17,946)	(63,644)	(20,725)	(151,633)

Net (loss) income attributable to Aimco	(27,502)	173,742	(70,481)	405,047
Net income attributable to Aimco preferred stockholders	(12,988)	(12,224)	(37,631)	(40,102)
Net income attributable to participating securities [4]	—	(1,974)	—	(4,488)

Net (loss) income attributable to Aimco common stockholders	$(40,490)	$159,544	$(108,112)	$360,457

Weighted average common shares outstanding — basic [5]	115,563	118,182	115,391	123,209

Weighted average common shares outstanding — diluted [5]	115,563	118,552	115,391	123,209

Earnings (loss) per common share — basic and diluted [5]:
(Loss) income from continuing operations attributable to Aimco common stockholders	$(0.64)	$0.40	$(1.36)	$(0.31)
Income from discontinued operations attributable to Aimco common stockholders	0.29	0.95	0.42	3.24

Net (loss) income attributable to Aimco common stockholders	$(0.35)	$1.35	$(0.94)	$2.93

AIMCO 3rd Quarter 2009	Page 8

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Rental and other property revenues [6]	$11,177	$82,477	$68,227	$319,282
Property operating expenses [6]	(5,825)	(40,100)	(37,597)	(157,847)
Depreciation and amortization	(2,448)	(20,403)	(18,698)	(78,034)
Provision for operating real estate impairment losses	(5,050)	(3,429)	(18,954)	(9,965)
Other expenses, net	(1,355)	(4,812)	(5,743)	(8,087)

Operating (loss) income	(3,501)	13,733	(12,765)	65,349
Interest income	3	534	56	1,320
Interest expense	(2,348)	(15,739)	(14,194)	(59,531)

(Loss) income before gain on dispositions of real estate and income taxes	(5,846)	(1,472)	(26,903)	7,138
Gain on extinguishment of debt	259	—	259	—
Gain on dispositions of real estate	70,890	169,160	133,431	549,550
Income tax benefit (expense)	3,815	(5,419)	3,158	(20,826)

Income from discontinued operations, net	$69,118	$162,269	$109,945	$535,862

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(32,498)	$(38,125)	$(56,656)	$(95,867)
Noncontrolling interests in Aimco Operating Partnership [3]	(2,792)	(10,251)	(3,999)	(36,593)

Total noncontrolling interests	(35,290)	(48,376)	(60,655)	(132,460)

Aimco	$33,828	$113,893	$49,290	$403,402

[2]	Noncontrolling interests refers to interests in consolidated partnerships held by parties other than Aimco.

[3]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[4]
Income attributable to participating securities represents dividends declared and any amounts of undistributed earnings allocable to participating securities. Participating securities consist of unvested restricted stock and shares purchased pursuant to officer loans, both of which are entitled to dividends similar to common stock.

[5]
Weighted average share and earnings per share amounts for the periods presented above have been retroactively adjusted for the effect of shares of common stock issued pursuant to the special dividends paid in 2008 and January 2009.

[6]
Income from discontinued operations for the three months ended September 30, 2009, attributable to properties classified as held for sale at September 30, 2009, includes $2.1 million of rental and other property revenues and $0.9 million of property operating expenses related to one wholly-owned property.

AIMCO 3rd Quarter 2009	Page 9

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Buildings and improvements	$7,999,462	$7,857,758
Land	2,243,403	2,232,541
Accumulated depreciation	(2,803,036)	(2,506,683)

Total real estate	7,439,829	7,583,616
Cash and cash equivalents	107,034	299,676
Restricted cash	246,764	255,836
Accounts receivable	61,584	90,318
Accounts receivable from affiliates	26,769	38,978
Deferred financing costs	54,561	54,109
Notes receivable from unconsolidated real estate partnerships	14,855	22,567
Notes receivable from non-affiliates	143,102	139,897
Investment in unconsolidated real estate partnerships	112,610	119,036
Other assets	204,405	198,714
Deferred income tax asset, net	33,267	28,326
Assets held for sale	29,758	610,797

Total assets	$8,474,538	$9,441,870

LIABILITIES AND EQUITY
Property tax-exempt bond financing	$605,055	$676,339
Property loans payable	5,206,788	5,224,350
Term loans	260,000	400,000
Credit Facility	15,070	—
Other borrowings	85,683	95,981

Total indebtedness	6,172,596	6,396,670
Accounts payable	36,317	64,241
Accrued liabilities and other	295,955	421,043
Deferred income	177,754	194,379
Security deposits	38,865	40,109
Liabilities related to assets held for sale	48,153	441,578

Total liabilities	6,769,640	7,558,020

Preferred noncontrolling interests in Aimco Operating Partnership	86,625	88,148
Preferred stock subject to repurchase agreement	30,000	—

Equity:
Perpetual preferred stock	660,500	696,500
Class A Common Stock	1,164	1,162
Additional paid-in capital	3,067,299	3,058,799
Accumulated other comprehensive loss	(1,846)	(2,249)
Notes due on common stock purchases	(1,417)	(3,607)
Distributions in excess of earnings	(2,465,312)	(2,335,628)

Total Aimco equity	1,260,388	1,414,977

Noncontrolling interests in consolidated real estate partnerships	340,581	380,725
Common noncontrolling interests in Aimco Operating Partnership	(12,696)	—

Total equity	1,588,273	1,795,702

Total liabilities and equity	$8,474,538	$9,441,870

AIMCO 3rd Quarter 2009	Page 10

Outlook and Forward Looking Statement
Fourth Quarter and Full Year 2009
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2009 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes and to generate fee income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; redevelopment risks, including failure of such redevelopments to perform in accordance with projections; the timing of acquisitions and dispositions; insurance risk; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

	Fourth Quarter 2009	Full Year 2009
GAAP earnings per share [1][3]	-$0.58 to -$0.50	-$1.52 to -$1.44
FFO per share [2][3]	$0.32 to $0.40	$1.61 to $1.69
2009 Same Store operating assumptions:
Weighted average daily occupancy	94.5% to 95.5%	93.5% to 94.5%
NOI change — sequential	-2.0% to -1.0%
NOI change — 2009 vs. 2008	-8.0% to -7.0%	-5.0% to -4.0%

[1]
Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt, (iii) preferred stock redemption related costs or gains or (iv) potential future share repurchases or special dividends.

[2]	FFO per share represents FFO before operating real estate impairment losses and preferred redemption related costs or gains.

[3]
The GAAP earnings per share and FFO per share amounts are calculated based on 115.6 million weighted average common shares (diluted) for fourth quarter 2009 and 115.4 million weighted average common shares (diluted) for full year 2009.

AIMCO 3rd Quarter 2009	Page 11

AIMCO 3rd Quarter 2009

SUPPLEMENTAL INFORMATION

AIMCO
Apartment Investment and Management Company

AIMCO 3rd Quarter 2009
SUPPLEMENTAL INFORMATION

Page

3	Schedule 1	—	Funds From Operations and Adjusted Funds From Operations

5	Schedule 2	—	Proportionate Operating Results Presentation

7	Schedule 3	—	Proportionate Balance Sheet Presentation

8	Schedule 4	—	Share Data

9	Schedule 5	—	Selected Debt Structure and Maturity Data

11	Schedule 6a	—	Same Store Operating Results (3Q 2009 v. 3Q 2008)

12	Schedule 6b	—	Same Store Operating Results (3Q 2009 v. 2Q 2009)

13	Schedule 6c	—	Same Store Operating Results (YTD 3Q 2009 v. YTD 3Q 2008)

14	Schedule 7	—	Total Conventional Portfolio Data by Market

15	Schedule 8	—	Property Sales and Acquisition Activity

16	Schedule 9	—	Capital Expenditures

17	Schedule 10	—	Summary of Redevelopment Activity

18	Schedule 11	—	Aimco Capital

19	Schedule 12	—	Apartment Unit Summary

20	Glossary

AIMCO 3rd Quarter 2009	Page 2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net (loss) income attributable to Aimco common stockholders [1]	$(40,490)	$159,544	$(108,112)	$360,457
Adjustments:
Depreciation and amortization	122,362	107,374	355,680	304,668
Depreciation and amortization related to non-real estate assets	(4,292)	(3,879)	(12,584)	(12,499)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities [2]	(11,289)	(13,569)	(32,923)	(23,155)
Gain on dispositions of unconsolidated real estate and other	(3,345)	(99,954)	(18,580)	(100,118)
Gain on dispositions of non-depreciable assets and other	3,195	1,252	6,330	1,237
Deficit distributions to noncontrolling partners [3]	—	18,869	—	23,795
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest [2]	(37,666)	(128,289)	(79,220)	(443,590)
Depreciation of rental property, net of noncontrolling partners’ interest [2]	2,020	17,879	16,126	68,840
Recovery of deficit distributions to noncontrolling partners [3]	—	(1,980)	—	(9,139)
Income tax (benefit) expense arising from disposals	(3,181)	4,027	1,671	21,091
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(4,942)	8,850	(17,750)	15,705
Preferred stock dividends	12,988	13,706	39,280	41,584
Preferred stock redemption related gains	—	(1,482)	(1,649)	(1,482)
Amounts allocable to participating securities [4]	—	1,974	—	4,488

Funds From Operations	$35,360	$84,322	$148,269	$251,882
Preferred stock dividends	(12,988)	(13,706)	(39,280)	(41,584)
Preferred stock redemption related gains	—	1,482	1,649	1,482
Dividends/distributions on dilutive preferred securities	—	1,758	—	4,850
Amounts allocable to participating securities [4]	(85)	(869)	(787)	(2,529)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$22,287	$72,987	$109,851	$214,101
Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest [5]	21,676	1,131	23,755	1,131
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest [5]	4,940	2,986	22,735	9,522
Income tax expense (benefit) on impairment losses	737	—	(2,620)	—
Preferred stock redemption related gains [6]	—	(1,482)	(1,649)	(1,482)
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(2,042)	(218)	(3,168)	(853)
Dividends/distributions on dilutive preferred securities	—	17	—	34
Amounts allocable to participating securities [4]	(200)	(29)	(352)	(105)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$47,398	$75,392	$148,552	$222,348
Capital Replacements	(20,254)	(27,182)	(54,038)	(72,499)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,491	2,341	4,056	6,742
Dividends/distributions on non-dilutive preferred securities	—	(1,717)	—	(4,767)
Amounts allocable to participating securities [4]	148	298	450	874

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$28,783	$49,132	$99,020	$152,698

Funds From Operations Attributable to Aimco Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	115,575	118,552	115,395	123,548
Dilutive preferred securities [9]	—	3,303	—	3,086

	115,575	121,855	115,395	126,634

Funds From Operations Attributable to Aimco Common Stockholders (excluding operating real estate impairments and preferred stock redemption related amounts)
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	115,575	118,552	115,395	123,548
Dilutive preferred securities [9]	—	3,330	—	3,104

	115,575	121,882	115,395	126,652

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	115,575	118,552	115,395	123,548
Dilutive preferred securities [9]	—	145	—	97

	115,575	118,697	115,395	123,645

Per Share [7]:
Funds From Operations — Diluted	$0.19	$0.60	$0.95	$1.69
Funds From Operations — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$0.41	$0.62	$1.29	$1.76
Adjusted Funds From Operations — Diluted	$0.25	$0.41	$0.86	$1.23
Dividends paid [10]	$0.10	$3.00	$2.28	$6.11

AIMCO 3rd Quarter 2009	Page 3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	“Noncontrolling partners” refers to noncontrolling partners in our consolidated real estate partnerships.

[3]
Prior to adoption of SFAS 160, Aimco recognized deficit distributions to noncontrolling partners as charges in its income statement when cash was distributed to a noncontrolling partner in a consolidated partnership in excess of the positive balance in such partner’s noncontrolling interest account. Aimco recorded these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to noncontrolling partners occurred when the fair value of the underlying real estate exceeded its depreciated net book value because the underlying real estate had appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to noncontrolling partners represented, in substance, either (a) Aimco’s recognition of depreciation previously allocated to the noncontrolling partner or (b) a payment related to the noncontrolling partner’s share of real estate appreciation. Based on NAREIT’s FFO White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco added back deficit distributions and subtracted related recoveries in its reconciliation of net income to FFO. Subsequent to adoption of SFAS 160, effective January 1, 2009, Aimco may reduce the balance in noncontrolling partners’ accounts below zero in such situations and is no longer required to recognize deficit distribution charges in its income statement.

[4]
Amounts allocable to participating securities represent dividends declared and any amounts of undistributed earnings allocable to participating securities. Participating securities consist of unvested restricted stock and shares purchased pursuant to officer loans, both of which are entitled to dividends similar to common stock.

[5]
On October 1, 2003, NAREIT clarified its definition of FFO to include operating real estate impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of operating real estate, which are not included in FFO. Aimco does not add back operating real estate impairment losses when computing FFO in accordance with NAREIT’s definition.

[6]
In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes preferred stock redemption related charges or gains in FFO. As a result, FFO for the nine months ended September 30, 2009, includes a redemption discount, net of issuance costs, of $1.6 million and FFO for the three and nine months ended September 30, 2008, includes a redemption discount, net of issuance costs, of $1.5 million.

[7]
Weighted average common shares, common share equivalents, dilutive preferred securities and per share funds from operations and adjusted funds from operations amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued pursuant to the special dividends paid in 2008 and January 2009. Additionally, per share funds from operations amounts for 2008 have been retroactively adjusted for the effect of Aimco’s adoption of FASB FSP EITF 03-6-1 (participating securities) in 2009.

[8]
Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP, plus common share equivalents that are dilutive for per share funds from operations amounts.

[9]
AIMCO Properties, L.P.’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, Aimco, in its sole discretion, may redeem these units for cash or shares of common stock. During 2008, Aimco implemented a policy that evaluates (a) the ratio of Aimco’s net asset value per share to the market value per share of its common stock and (b) the level of dilution of the assumed share settlement of all PPUs using common stock to determine whether current redemptions will be settled in cash or common stock. Pursuant to such policy, during the three and nine months ended September 30, 2009, 7.8 million and 10.0 million potential shares were excluded from diluted funds from operations share equivalents because the policy required cash settlement rather than share settlement.

[10]	Dividends paid per share for the periods presented have not been adjusted to give effect to shares of Common Stock issued pursuant to the special dividends paid in 2008 and January 2009.

AIMCO 3rd Quarter 2009	Page 4

Supplemental Schedule 2

Proportionate Operating Results Presentation (page 1 of 2)	(page 1 of 2)
(in thousands) (unaudited)

	Three Months Ended September 30, 2009				Nine Months Ended September 30, 2009
		Proportionate				Proportionate
	Aimco	Share of		Proportionate	Aimco	Share of		Proportionate
	GAAP Income	Unconsolidated	Noncontrolling	Income	GAAP Income	Unconsolidated	Noncontrolling	Income
	Statement	Partnerships	Interests	Statement	Statement	Partnerships	Interests	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$197,135	$—	$(19,680)	$177,455	$593,338	$—	$(60,209)	$533,129
Acquisition properties [1]	1,656	—	—	1,656	4,981	—	—	4,981
Redevelopment properties [1]	39,660	—	(2,090)	37,570	115,435	—	(6,077)	109,358
Other properties [1]	17,054	167	(1,397)	15,824	51,740	1,304	(4,935)	48,109
Affordable properties [1]	52,402	2,418	(14,983)	39,837	159,869	7,291	(47,583)	119,577

Total rental and other property revenues	307,907	2,585	(38,150)	272,342	925,363	8,595	(118,804)	815,154
Property management revenues, primarily from affiliates [3]	1,114	(140)	1,666	2,640	4,098	(470)	6,134	9,762
Asset management and tax credit revenues	10,325	—	424	10,749	32,469	—	1,180	33,649

Total revenues	319,346	2,445	(36,060)	285,731	961,930	8,125	(111,490)	858,565

Operating expenses:
Property operating expenses:
Same Store properties [2]	79,798	—	(8,583)	71,215	235,258	—	(25,392)	209,866
Acquisition properties	648	—	—	648	1,824	—	—	1,824
Redevelopment properties	15,915	—	(936)	14,979	47,293	—	(2,730)	44,563
Other properties	9,120	88	(970)	8,238	26,382	720	(2,710)	24,392
Affordable properties	26,518	1,397	(8,672)	19,243	79,403	4,441	(26,293)	57,551
Casualties, Conventional	3,905	42	(227)	3,720	6,515	58	(243)	6,330
Casualties, Affordable	1,408	15	(82)	1,341	2,350	21	(88)	2,283
Property management expenses, Conventional [4]	6,832	—	(354)	6,478	20,015	—	(427)	19,588
Property management expenses, Affordable [4]	2,464	—	(1,071)	1,393	7,218	—	(3,007)	4,211

Total property operating expenses	146,608	1,542	(20,895)	127,255	426,258	5,240	(60,890)	370,608
Property management expenses [5]	510	—	1,425	1,935	2,415	—	3,434	5,849
Investment management expenses	4,213	—	—	4,213	12,719	—	—	12,719
Depreciation and amortization	122,362	2,865	(14,218)	111,009	355,680	4,269	(37,381)	322,568
Provision for operating real estate impairment losses	21,676	—	—	21,676	24,666	—	(911)	23,755
General and administrative expenses	15,676	8	(711)	14,973	53,598	(1)	(2,345)	51,252
Other expenses, net	8,548	1,867	(6,175)	4,240	14,567	4,902	(14,580)	4,889

Total operating expenses	319,593	6,282	(40,574)	285,301	889,903	14,410	(112,673)	791,640

Operating (loss) income	(247)	(3,837)	4,514	430	72,027	(6,285)	1,183	66,925
Interest income:
General partner loan interest	1,165	(4)	675	1,836	4,333	(17)	2,450	6,766
Money market and interest bearing accounts	736	(21)	(207)	508	3,206	68	(612)	2,662
Accretion on discounted notes receivable	61	—	150	211	90	—	302	392

Total interest income	1,962	(25)	618	2,555	7,629	51	2,140	9,820
Recovery of (provision for) losses on notes receivable	1,233	—	(1,877)	(644)	(452)	—	(1,218)	(1,670)
Interest expense:
Property debt (primarily non-recourse)	(82,064)	(334)	10,079	(72,319)	(251,687)	(1,700)	30,416	(222,971)
Corporate debt	(3,844)	—	—	(3,844)	(12,124)	—	—	(12,124)
Capitalized interest	2,729	(2)	(1)	2,726	7,065	—	(26)	7,039

Total interest expense	(83,179)	(336)	10,078	(73,437)	(256,746)	(1,700)	30,390	(228,056)
Equity in losses of unconsolidated real estate partnerships	(4,198)	4,198	—	—	(7,934)	7,934	—	—
Gain on dispositions of unconsolidated real estate and other	3,345	—	(177)	3,168	18,580	—	(603)	17,977

Loss before income taxes and discontinued operations	(81,084)	—	13,156	(67,928)	(166,896)	—	31,892	(135,004)
Income tax benefit	2,410	—	—	2,410	7,195	—	—	7,195

Loss from continuing operations	(78,674)	—	13,156	(65,518)	(159,701)	—	31,892	(127,809)
Income from discontinued operations, net	69,118	—	(32,498)	36,620	109,945	—	(56,656)	53,289

Net loss	(9,556)	—	(19,342)	(28,898)	(49,756)	—	(24,764)	(74,520)
Noncontrolling interests:
Noncontrolling interests in consolidated real estate partnerships	(19,342)	—	19,342	—	(24,764)	—	24,764	—
Noncontrolling interests in Aimco Operating Partnership	1,396	—	—	1,396	4,039	—	—	4,039

Total net income attributable to noncontrolling interests	(17,946)	—	19,342	1,396	(20,725)	—	24,764	4,039

Net loss attributable to Aimco	(27,502)	—	—	(27,502)	(70,481)	—	—	(70,481)
Net income attributable to Aimco preferred stockholders	(12,988)	—	—	(12,988)	(37,631)	—	—	(37,631)

Net loss attributable to Aimco common stockholders	$(40,490)	$—	$—	$(40,490)	$(108,112)	$—	$—	$(108,112)

(See footnotes on Page 2 of 2)

AIMCO 3rd Quarter 2009	Page 5

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 2 of 2)
(in thousands) (unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2009	2009
Components of FFO:
Real estate operations:
Rental and other property revenues	$272,342	$815,154
Property operating expenses	(127,255)	(370,608)

Net real estate operations	145,087	444,546
Property management, net	705	3,913
Asset management and tax credit revenues, net of investment management expenses	6,536	20,930
Depreciation and amortization related to non-real estate assets	(4,227)	(12,395)
General and administrative expenses	(14,973)	(51,252)
Other expense, net	(4,240)	(4,889)
Interest income	2,555	9,820
Provision for losses on notes receivable	(644)	(1,670)
Interest expense	(73,437)	(228,056)
Gain on disposition of non-depreciable assets	2,910	6,783
Income tax benefit	3,095	6,662
Discontinued operations:
Operations and other	4,899	22,964
Interest expense	(2,006)	(11,507)
Preferred stock dividends and redemption related amounts	(12,988)	(39,280)
Preferred partnership unit distributions	(1,743)	(4,558)
Amounts allocated to participating securities	(285)	(1,139)

Subtotal before noncontrolling interests in Aimco Operating Partnership	$51,244	$160,872
Common noncontrolling interests in Aimco Operating Partnership	(3,846)	(12,320)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$47,398	$148,552

Reconciliation of Net Loss to FFO and AFFO:
Net loss	$(28,898)	$(74,520)
Depreciation and amortization	111,009	322,568
Depreciation and amortization related to non-real estate assets	(4,227)	(12,395)
Gain on dispositions of unconsolidated real estate and other	(3,168)	(17,977)
Income tax benefit arising from disposition of unconsolidated real estate and other	3,195	6,330
Discontinued operations	(39,005)	(62,026)
Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest	21,676	23,755
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest	4,940	22,735
Income tax expense (benefit) on impairment losses	737	(2,620)
Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	(6,984)	(20,918)
Noncontrolling interests in Aimco Operating Partnership’s share of net loss	1,396	4,039
Preferred stock dividends	(12,988)	(39,280)
Amounts allocated to participating securities	(285)	(1,139)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$47,398	$148,552
Capital Replacements	(20,254)	(54,038)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,491	4,056
Amounts allocated to participating securities	148	450

AFFO Attributable to Aimco Common Stockholders — Diluted	$28,783	$99,020

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]
Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]
Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the noncontrolling interest partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect noncontrolling interest partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 3rd Quarter 2009	Page 6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of September 30, 2009
(in thousands) (unaudited)

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
ASSETS
Real estate, net of depreciation	$7,439,829	$47,262	$(566,925)	$6,920,166
Cash and cash equivalents	107,034	1,312	(27,659)	80,687
Restricted cash	246,764	4,094	(48,500)	202,358
Accounts receivable	88,353	627	(6,069)	82,911
Notes receivable [1]	157,957	—	66,048	224,005
Investment in unconsolidated real estate partnerships	112,610	(28,009)	(47,030)	37,571
Other assets [2]	321,991	(1,680)	(31,597)	288,714

Total assets	$8,474,538	$23,606	$(661,732)	$7,836,412

LIABILITIES AND EQUITY
Total indebtedness	$6,172,596	$17,638	$(649,921)	$5,540,313
Other liabilities [3]	597,044	5,968	(96,218)	506,794

Total liabilities	6,769,640	23,606	(746,139)	6,047,107

Preferred noncontrolling interests in Aimco Operating Partnership [4]	86,625	—	—	86,625
Preferred stock subject to repurchase agreement	30,000	—	—	30,000
Total Aimco equity [5]	1,260,388	—	424,988	1,685,376
Noncontrolling interests in consolidated real estate partnerships	340,581	—	(340,581)	—
Common noncontrolling interests in Aimco Operating Partnership	(12,696)	—	—	(12,696)

Total liabilities and equity	$8,474,538	$23,606	$(661,732)	$7,836,412

Additional Information and Notes:

[1]
Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented above.

[2]	Other assets consists of the following proportionate amounts:

Deferred financing costs	$45,940
Goodwill	75,425
Investment in management contracts	1,422

Deferred financing costs and intangible assets	122,787
Deferred income tax asset	33,267
Assets held for sale	29,684
Other	102,976

Total other assets	$288,714

[3]
Other liabilities includes deferred income of $131.6 million of tax credit equity, which represents cash contributions received from tax credit investors through September 30, 2009. In accordance with GAAP, Aimco recognizes these contributions in earnings in future periods as Aimco delivers the related low income housing tax credits and other tax benefits to the tax credit investors.

[4]
Various classes of preferred OP Units of the Aimco Operating Partnership are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash, or at Aimco’s option, Common Stock. As of September 30, 2009 a total of 3.1 million preferred OP Units were outstanding with a redemption value of $85.7 million.

[5]	Amount includes perpetual preferred stock outstanding of $660.5 million at September 30, 2009.

AIMCO 3rd Quarter 2009	Page 7

Supplemental Schedule 4
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of		Redemption
	September 30, 2009		Date [1]	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,040		7/15/2008	9.375%	$101,000
Class T	6,000		7/31/2008	8.000%	150,000
Class U	8,000		3/24/2009	7.750%	200,000
Class V	3,450		9/29/2009	8.000%	86,250
Class Y	3,450		12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0	[2]	6/30/2011	1.850%[3]	67,000	[2]

Total perpetual preferred stock					690,500

Preferred Partnership Units	3,147			8.076%[4]	85,677

Total outstanding preferred securities					$776,177

Common Stock and Equivalents

	Shares/Units	Weighted Average Shares/Units		Weighted Average Shares/Units
	Outstanding	Three Months Ended		Nine Months Ended
	as of	September 30, 2009		September 30, 2009
	September 30, 2009	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [5]	115,569	115,563	115,563	115,391	115,391
Dilutive securities:
Options, restricted stock and officer loan shares [6]	1,053	—	12	—	4
Convertible preferred securities [7]	—	—	—	—	—

Total shares and dilutive share equivalents	116,622	115,563	115,575	115,391	115,395

Common Partnership Units and equivalents [8]	8,811	8,813	8,813	9,012	9,012

Total shares, units and dilutive share equivalents	125,433	124,376	124,388	124,403	124,407

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]
Represents 134 shares at a liquidation preference per share of $500,000. The remaining amount at September 30, 2009 includes $30.0 million subject to a repurchase agreement which is classified as temporary equity in the consolidated balance sheet.

[3]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[4]	Coupon is based on a weighted average.

[5]	Includes a deduction of 0.9 million for unvested restricted stock and officer loan shares as of September 30, 2009.

[6]
Stock options, restricted stock and officer loan shares are presumed to be dilutive as of September 30, 2009, and reflect the dilutive effect of options and shares outstanding at the end of the period and the $14.75 share price at the end of the period. Diluted EPS for the three and nine months ended September 30, 2009, excludes the effect of these securities because their effect was antidilutive. The effect on diluted FFO of participating securities, or restricted stock and officer loan shares, for the three and nine months ended September 30, 2009, was more dilutive under the two-class method of allocating earnings. Accordingly, no participating securities were included in diluted FFO share/unit counts during these periods.

[7]
AIMCO Properties, L.P.’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, Aimco, in its sole discretion, may redeem these units for cash or shares of common stock. During the fourth quarter 2008, Aimco implemented a policy that established criteria for determining when such redemptions will be settled in cash or shares of common stock. Pursuant to such policy, during the three and nine months ended September 30, 2009, 7.8 million and 10.0 million potential shares were excluded from diluted FFO share equivalents. These potential shares were excluded from diluted EPS equivalents because their effect was antidilutive. The potential common shares from an assumed stock settlement are ignored in the determination of shares/units outstanding as of September 30, 2009.

[8]	Includes common OP Units and Class I High Performance Units.

AIMCO 3rd Quarter 2009	Page 8

Supplemental Schedule 5

Selected Debt Structure and Maturity Data As of September 30, 2009 (dollars in thousands) (unaudited)	(page 1 of 2)
I. Debt Balances and Data

					Weighted
		Proportionate		Total	Average	Weighted
		Share of	Noncontrolling	Aimco	Maturity	Average
Debt	Consolidated	Unconsolidated	Interests	Share	(years)	Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,498,748	$—	$(428,588)	$4,070,160	8.1	6.11%
Floating rate loans payable [1]	164,935	—	(12,520)	152,415	3.7	1.78%

Total property loans payable	4,663,683	—	(441,108)	4,222,575	7.9	5.95%

Fixed rate tax-exempt bonds	56,880	—	(3,338)	53,542	11.4	6.63%
Floating rate tax-exempt bonds [1]	347,672	—	(5,242)	342,430	7.2	0.72%

Total property tax-exempt bond financing	404,552	—	(8,580)	395,972	7.7	1.52%

Total Conventional portfolio	5,068,235	—	(449,688)	4,618,547	7.9	5.57%

Affordable Portfolio:
Fixed rate loans payable	528,626	17,023	(167,691)	377,958	16.9	5.39%
Floating rate loans payable	14,479	9	(8,036)	6,452	6.4	3.04%

Total property loans payable	543,105	17,032	(175,727)	384,410	16.7	5.35%

Fixed rate tax-exempt bonds	73,488	7	(12,843)	60,652	26.7	5.01%
Floating rate tax-exempt bonds [1]	127,015	—	(1,917)	125,098	6.7	1.28%

Total property tax-exempt bond financing	200,503	7	(14,760)	185,750	13.2	2.50%

Total Affordable portfolio	743,608	17,039	(190,487)	570,160	15.6	4.42%

Total property debt	$5,811,843	$17,039	$(640,175)	$5,188,707	8.7	5.44%

Corporate Debt:
Term Loan	$260,000	$—	$—	$260,000	—	1.74%[2]
Credit Facility	15,070	—	—	15,070	—	6.25%[2]

Total corporate debt	$275,070	$—	$—	$275,070	—	1.99%

Other borrowings [3]	$85,683	$599	$(9,746)	$76,536

Total Debt	$6,172,596	$17,638	$(649,921)	$5,540,313		5.27%

[1]
Floating rate debt presented above includes $365.3 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At September 30, 2009, the carrying amount of this debt totaled $339.4 million, after recognition of changes in the debt’s fair value.

[2]
The Term Loan bears interest at LIBOR plus a spread of 1.50%, or at our option, a base rate equal to the Prime rate. At September 30, 2009, the interest rate on the Term Loan was based on LIBOR. Borrowings under the credit facility bear interest on a pricing grid based on leverage. Based on current leverage, interest is either LIBOR plus a spread of 4.25% with a LIBOR floor of 2.00% or, at our option, a base rate equal to the Prime rate plus a spread of 3.00%. The current outstanding borrowings are at the base rate.

[3]
Other borrowings consists primarily of notes payable collateralized by assets other than direct interests in real estate and obligations under sale and leaseback arrangements accounted for as financings. At September 30, 2009, other borrowings includes $77.2 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the Prime rate plus 1.75%.

II. Debt Maturities

	Consolidated Property Debt					Aimco Share
				Percent	Average Rate on
	Amortization	Maturities	Total	of Total	Maturing Debt	Amortization	Maturities	Total
2009 Q4	$23,981	$7,603	$31,584	0.5%	5.32%	$21,282	$4,985	$26,267
2010 Q1	24,812	—	24,812	0.4%	—	21,414	—	21,414
2010 Q2	25,414	—	25,414	0.4%	—	21,949	—	21,949
2010 Q3	25,728	11,730	37,458	0.6%	4.79%	22,252	7,570	29,822
2010 Q4	26,095	11,575	37,670	0.6%	5.25%	22,573	8,014	30,587
2011 Q1	26,837	—	26,837	0.5%	—	23,285	—	23,285
2011 Q2	27,287	160,973	188,260	3.2%	5.60%	23,677	90,413	114,090
2011 Q3	27,678	—	27,678	0.5%	—	24,004	—	24,004
Balance 2011	28,239	73,531	101,770	1.8%	7.40%	24,468	73,531	97,999
2012 [1][2]	111,144	595,957	707,101	12.2%	2.46%	96,338	559,430	655,768
2013	103,715	459,951	563,666	9.7%	5.54%	89,664	425,949	515,613
Thereafter			4,039,593	69.6%				3,627,909

Total property debt:			$5,811,843	100.0%				$5,188,707

				Percent	Average
Corporate Debt:	Amortization	Maturities	Total	of Total	Rate
2011	$—	$260,000	$260,000	94.5%	1.74%
2012 [3]	—	15,070	15,070	5.5%	6.25%

Total corporate debt:	$—	$275,070	$275,070	100.0%	1.99%

[1]
In September 2007, Aimco entered into a credit facility with a major life company that provides for short-term, fully pre-payable, non-recourse property borrowings of up to $200.0 million. This facility, which matures October 1, 2010, includes two one-year extension options for a $500,000 fee per extension. At September 30, 2009, outstanding borrowings of $90.7 million related to properties classified as held for use are included in 2012 maturities based on assumed exercise of the extension options.

[2]
2012 maturities include approximately $320.1 million of debt ($296.5 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012.

[3]	The $180.0 million credit facility that matures May 1, 2011 is included in 2012 due to the one-year extension option Aimco may exercise.

AIMCO 3rd Quarter 2009	Page 9

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data	(page 2 of 2)
As of September 30, 2009
(in millions)
(unaudited)
III. Year-to-Date Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [1]	Amount	Proceeds [2]	Proceeds [3]	Rate	Rate
Consolidated Loan Closings:
Fixed Rate to Fixed Rate	$488.0	$465.4	$(28.4)	$(30.8)	5.91%	5.90%
Fixed Rate to Floating Rate	32.9	40.9	6.6	6.6	6.92%	1.92%
Floating Rate to Fixed Rate	115.7	130.4	22.9	22.9	3.45%	6.61%
Floating Rate — New	—	14.4	14.1	14.1	—	2.79%
Fixed Rate — New	—	30.1	28.4	27.6	—	6.46%

Totals	$636.6	$681.2	$43.6	$40.4	5.51%	5.75%

[1]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.
IV. Capitalization

	March 31, 2009		June 30, 2009		September 30, 2009
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$365	5.1%	$350	4.7%	$275	3.5%

Property debt (Aimco’s share)	5,591	77.4%	5,382	72.8%	5,189	65.8%

Other borrowings (Aimco’s share)	80	1.1%	77	1.0%	77	1.0%

Total debt	6,036	83.6%	5,809	78.5%	5,541	70.3%

Less cash and restricted cash (Aimco’s share)	(283)	-3.9%	(305)	-4.1%	(283)	-3.6%

Net debt	5,753	79.7%	5,504	74.4%	5,258	66.7%

Preferred equity	783	10.8%	777	10.5%	776	9.8%

Common equity at market [1]	689	9.5%	1,109	15.1%	1,847	23.5%

Total capitalization	$7,225	100.0%	$7,390	100.0%	$7,881	100.0%

[1]
Common equity at market at September 30, 2009, June 30, 2009 and March 31, 2009, was calculated using 125.232 million, 125.255 million and 125.820 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $14.75, $8.85 and $5.48 per share/unit as of September 30, 2009, June 30, 2009 and March 31, 2009, respectively.

V. Credit Ratings

Moody’s Investor Service Standard and Poor’s Fitch	Corporate Family Rating Corporate Credit Rating Bank Credit Facility	Ba1 (stable outlook) BB+ (negative) BB+ (stable outlook)

AIMCO 3rd Quarter 2009	Page 10

Supplemental Schedule 6(a)

Same Store Operating Results
Third Quarter 2009 Compared to Third Quarter 2008
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2009	3Q 2008	Growth	3Q 2009	3Q 2008	Growth	3Q 2009	3Q 2008	Growth	3Q 2009	3Q 2009	3Q 2008	3Q 2009	3Q 2008

Target Markets
Los Angeles	11	3,407	2,756	$14,354	$15,597	-8.0%	$4,866	$5,025	-3.2%	$9,488	$10,572	-10.3%	66.1%	95.1%	95.8%	$1,920	$2,089
Orange County	3	443	373	1,341	1,403	-4.4%	453	464	-2.4%	888	939	-5.4%	66.2%	94.8%	96.9%	1,179	1,204
San Diego	4	1,622	1,552	5,692	5,732	-0.7%	1,621	1,740	-6.8%	4,071	3,992	2.0%	71.5%	95.0%	96.8%	1,189	1,175

Southern CA Total	18	5,472	4,681	21,387	22,732	-5.9%	6,940	7,229	-4.0%	14,447	15,503	-6.8%	67.6%	95.0%	96.2%	1,644	1,744
East Bay	2	413	353	1,337	1,457	-8.2%	650	567	14.6%	687	890	-22.8%	51.4%	91.3%	96.3%	1,241	1,276
San Francisco	3	600	600	2,747	2,842	-3.3%	1,031	1,036	-0.5%	1,716	1,806	-5.0%	62.5%	94.7%	95.0%	1,495	1,553

Northern CA Total	5	1,013	953	4,084	4,299	-5.0%	1,681	1,603	4.9%	2,403	2,696	-10.9%	58.8%	93.3%	95.5%	1,394	1,439
Seattle	2	278	175	594	655	-9.3%	313	240	30.4%	281	415	-32.3%	47.3%	95.0%	96.1%	1,109	1,195

Pacific Total	25	6,763	5,809	26,065	27,686	-5.9%	8,934	9,072	-1.5%	17,131	18,614	-8.0%	65.7%	94.8%	96.1%	1,585	1,676

Suburban New York — New Jersey	6	1,802	1,503	5,587	5,942	-6.0%	2,004	1,994	0.5%	3,583	3,948	-9.2%	64.1%	94.6%	96.0%	1,184	1,238
Washington — NoVA — MD	15	6,711	6,288	23,234	23,274	-0.2%	8,075	7,434	8.6%	15,159	15,840	-4.3%	65.2%	96.3%	95.8%	1,204	1,212
Boston	11	4,147	4,147	14,763	14,881	-0.8%	5,308	4,979	6.6%	9,455	9,902	-4.5%	64.0%	96.4%	96.0%	1,173	1,192
Philadelphia	4	1,791	1,523	5,928	6,217	-4.6%	2,128	2,182	-2.5%	3,800	4,035	-5.8%	64.1%	92.8%	95.7%	1,259	1,272

Northeast Total	36	14,451	13,461	49,512	50,314	-1.6%	17,515	16,589	5.6%	31,997	33,725	-5.1%	64.6%	95.7%	95.9%	1,199	1,217

Miami	6	2,472	2,349	11,898	12,725	-6.5%	5,608	5,654	-0.8%	6,290	7,071	-11.0%	52.9%	95.7%	94.3%	1,577	1,712
Palm Beach/Fort Lauderdale [1]	7	2,171	2,021	6,062	6,132	-1.1%	2,669	2,557	4.4%	3,393	3,575	-5.1%	56.0%	95.7%	94.8%	946	985
Orlando [1]	9	2,356	2,139	5,026	5,206	-3.5%	2,130	2,391	-10.9%	2,896	2,815	2.9%	57.6%	95.4%	93.0%	723	789
Tampa [1]	9	2,635	2,319	5,800	5,987	-3.1%	2,392	2,584	-7.4%	3,408	3,403	0.1%	58.8%	96.8%	94.6%	756	823
Jacksonville [1]	4	1,643	1,404	3,613	3,502	3.2%	1,645	1,827	-10.0%	1,968	1,675	17.5%	54.5%	96.4%	91.3%	795	858

Florida Total	35	11,277	10,232	32,399	33,552	-3.4%	14,444	15,013	-3.8%	17,955	18,539	-3.2%	55.4%	96.0%	93.7%	971	1,048
Houston	7	2,622	2,066	4,617	4,537	1.8%	2,209	1,905	16.0%	2,408	2,632	-8.5%	52.2%	92.8%	93.3%	724	711
Denver	10	2,877	2,315	6,182	6,314	-2.1%	2,191	2,366	-7.4%	3,991	3,948	1.1%	64.6%	95.2%	97.2%	787	791
Phoenix	15	3,839	3,443	6,888	7,629	-9.7%	3,233	3,333	-3.0%	3,655	4,296	-14.9%	53.1%	92.8%	95.8%	626	672
Dallas — Fort Worth	4	1,005	824	1,894	1,917	-1.2%	1,021	968	5.5%	873	949	-8.0%	46.1%	93.9%	95.0%	736	744
Atlanta	2	281	245	773	783	-1.3%	310	291	6.5%	463	492	-5.9%	59.9%	97.3%	94.1%	945	1,022

Sunbelt Total	73	21,901	19,125	52,753	54,732	-3.6%	23,408	23,876	-2.0%	29,345	30,856	-4.9%	55.6%	94.9%	94.6%	847	892

Chicago	10	2,595	2,531	8,573	8,598	-0.3%	3,782	3,597	5.1%	4,791	5,001	-4.2%	55.9%	93.6%	93.5%	1,095	1,104

Total Target Markets	144	45,710	40,926	136,903	141,330	-3.1%	53,639	53,134	1.0%	83,264	88,196	-5.6%	60.8%	95.0%	95.1%	1,082	1,125

Other
Austin	3	816	816	1,633	1,783	-8.4%	910	841	8.2%	723	942	-23.2%	44.3%	90.8%	95.5%	656	695
Baltimore	3	701	628	2,113	2,076	1.8%	849	799	6.3%	1,264	1,277	-1.0%	59.8%	96.1%	95.6%	1,099	1,094
Indianapolis/Fort Wayne	8	4,981	4,782	8,937	8,992	-0.6%	4,218	4,397	-4.1%	4,719	4,595	2.7%	52.8%	93.3%	94.3%	584	588
Nashville	3	788	622	1,761	1,800	-2.2%	773	748	3.3%	988	1,052	-6.1%	56.1%	95.5%	96.2%	867	894
Norfolk/Richmond	6	1,661	1,569	4,233	4,326	-2.1%	1,466	1,507	-2.7%	2,767	2,819	-1.8%	65.4%	96.5%	96.2%	846	861
Raleigh/Greenville	2	504	342	680	717	-5.2%	309	338	-8.6%	371	379	-2.1%	54.6%	91.5%	94.4%	662	690
Other Markets	26	8,643	8,283	21,436	21,962	-2.4%	9,450	9,085	4.0%	11,986	12,877	-6.9%	55.9%	94.3%	94.2%	810	840

Total Other	51	18,094	17,042	40,793	41,656	-2.1%	17,975	17,715	1.5%	22,818	23,941	-4.7%	55.9%	94.1%	94.6%	755	774

SAME STORE SALES TOTALS	195	63,804	57,968	177,696	182,986	-2.9%	71,614	70,849	1.1%	106,082	112,137	-5.4%	59.7%	94.8%	95.0%	$990	$1,026

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				130,211	127,577		74,994	76,316		55,217	51,261

Total rental and other property revenues and property operating expense per GAAP Income Statement				$307,907	$310,563		$146,608	$147,165		$161,299	$163,398

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 3rd Quarter 2009	Page 11

Supplemental Schedule 6(b)

Same Store Operating Results
Third Quarter 2009 Compared to Second Quarter 2009
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2009	2Q 2009	Growth	3Q 2009	2Q 2009	Growth	3Q 2009	2Q 2009	Growth	3Q 2009	3Q 2009	2Q 2009	3Q 2009	2Q 2009

Target Markets
Los Angeles	11	3,407	2,756	$14,354	$14,439	-0.6%	$4,866	$4,993	-2.5%	$9,488	$9,446	0.4%	66.1%	95.1%	92.9%	$1,920	$1,983
Orange County	3	443	373	1,341	1,345	-0.3%	453	436	3.9%	888	909	-2.3%	66.2%	94.8%	94.3%	1,179	1,190
San Diego	4	1,622	1,552	5,692	5,551	2.5%	1,621	1,583	2.4%	4,071	3,968	2.6%	71.5%	95.0%	93.5%	1,189	1,175

Southern CA Total	18	5,472	4,681	21,387	21,335	0.2%	6,940	7,012	-1.0%	14,447	14,323	0.9%	67.6%	95.0%	93.2%	1,644	1,678
East Bay	2	413	353	1,337	1,362	-1.8%	650	613	6.0%	687	749	-8.3%	51.4%	91.3%	92.5%	1,241	1,255
San Francisco	3	600	600	2,747	2,774	-1.0%	1,031	960	7.4%	1,716	1,814	-5.4%	62.5%	94.7%	92.8%	1,495	1,539

Northern CA Total	5	1,013	953	4,084	4,136	-1.3%	1,681	1,573	6.9%	2,403	2,563	-6.2%	58.8%	93.3%	92.7%	1,394	1,423
Seattle	2	278	175	594	594	0.0%	313	289	8.3%	281	305	-7.9%	47.3%	95.0%	87.4%	1,109	1,174

Pacific Total	25	6,763	5,809	26,065	26,065	0.0%	8,934	8,874	0.7%	17,131	17,191	-0.3%	65.7%	94.8%	92.9%	1,585	1,621

Suburban New York — New Jersey	6	1,802	1,503	5,587	5,643	-1.0%	2,004	1,952	2.7%	3,583	3,691	-2.9%	64.1%	94.6%	92.1%	1,184	1,214
Washington — NoVA — MD	15	6,711	6,288	23,234	23,110	0.5%	8,075	7,325	10.2%	15,159	15,785	-4.0%	65.2%	96.3%	94.9%	1,204	1,213
Boston	11	4,147	4,147	14,763	14,661	0.7%	5,308	5,508	-3.6%	9,455	9,153	3.3%	64.0%	96.4%	94.5%	1,173	1,191
Philadelphia	4	1,791	1,523	5,928	5,926	0.0%	2,128	2,292	-7.2%	3,800	3,634	4.6%	64.1%	92.8%	90.3%	1,259	1,277

Northeast Total	36	14,451	13,461	49,512	49,340	0.3%	17,515	17,077	2.6%	31,997	32,263	-0.8%	64.6%	95.7%	93.9%	1,199	1,214

Miami	6	2,472	2,349	11,898	11,959	-0.5%	5,608	3,775	48.6%	6,290	8,184	-23.1%	52.9%	95.7%	91.8%	1,577	1,647
Palm Beach/Fort Lauderdale [1]	7	2,171	2,021	6,062	6,144	-1.3%	2,669	2,564	4.1%	3,393	3,580	-5.2%	56.0%	95.7%	95.1%	946	960
Orlando [1]	9	2,356	2,139	5,026	4,966	1.2%	2,130	2,305	-7.6%	2,896	2,661	8.8%	57.6%	95.4%	92.3%	723	746
Tampa [1]	9	2,635	2,319	5,800	5,730	1.2%	2,392	2,485	-3.7%	3,408	3,245	5.0%	58.8%	96.8%	92.6%	756	780
Jacksonville [1]	4	1,643	1,404	3,613	3,560	1.5%	1,645	1,527	7.7%	1,968	2,033	-3.2%	54.5%	96.4%	94.7%	795	807

Florida Total	35	11,277	10,232	32,399	32,359	0.1%	14,444	12,656	14.1%	17,955	19,703	-8.9%	55.4%	96.0%	93.2%	971	1,000
Houston	7	2,622	2,066	4,617	4,644	-0.6%	2,209	1,933	14.3%	2,408	2,711	-11.2%	52.2%	92.8%	92.8%	724	727
Denver	10	2,877	2,315	6,182	6,124	0.9%	2,191	2,275	-3.7%	3,991	3,849	3.7%	64.6%	95.2%	93.6%	787	797
Phoenix	15	3,839	3,443	6,888	6,949	-0.9%	3,233	2,977	8.6%	3,655	3,972	-8.0%	53.1%	92.8%	91.1%	626	650
Dallas — Fort Worth	4	1,005	824	1,894	1,865	1.6%	1,021	862	18.4%	873	1,003	-13.0%	46.1%	93.9%	91.2%	736	750
Atlanta	2	281	245	773	762	1.4%	310	321	-3.4%	463	441	5.0%	59.9%	97.3%	90.8%	945	994

Sunbelt Total	73	21,901	19,125	52,753	52,703	0.1%	23,408	21,024	11.3%	29,345	31,679	-7.4%	55.6%	94.9%	92.7%	847	868

Chicago	10	2,595	2,531	8,573	8,511	0.7%	3,782	3,573	5.8%	4,791	4,938	-3.0%	55.9%	93.6%	92.1%	1,095	1,104

Total Target Markets	144	45,710	40,926	136,903	136,619	0.2%	53,639	50,548	6.1%	83,264	86,071	-3.3%	60.8%	95.0%	93.1%	1,082	1,103

Other
Austin	3	816	816	1,633	1,585	3.0%	910	774	17.6%	723	811	-10.9%	44.3%	90.8%	85.0%	656	686
Baltimore	3	701	628	2,113	2,035	3.8%	849	816	4.0%	1,264	1,219	3.7%	59.8%	96.1%	94.5%	1,099	1,094
Indianapolis/Fort Wayne	8	4,981	4,782	8,937	8,935	0.0%	4,218	4,245	-0.6%	4,719	4,690	0.6%	52.8%	93.3%	92.2%	584	592
Nashville	3	788	622	1,761	1,791	-1.7%	773	776	-0.4%	988	1,015	-2.7%	56.1%	95.5%	93.8%	867	879
Norfolk/Richmond	6	1,661	1,569	4,233	4,228	0.1%	1,466	1,459	0.5%	2,767	2,769	-0.1%	65.4%	96.5%	94.7%	846	853
Raleigh/Greenville	2	504	342	680	690	-1.4%	309	326	-5.2%	371	364	1.9%	54.6%	91.5%	93.1%	662	675
Other Markets	26	8,643	8,283	21,436	21,409	0.1%	9,450	9,882	-4.4%	11,986	11,527	4.0%	55.9%	94.3%	92.0%	810	827

Total Other	51	18,094	17,042	40,793	40,673	0.3%	17,975	18,278	-1.7%	22,818	22,395	1.9%	55.9%	94.1%	92.2%	755	767

SAME STORE SALES TOTALS	195	63,804	57,968	177,696	177,292	0.2%	71,614	68,826	4.1%	106,082	108,466	-2.2%	59.7%	94.8%	92.8%	$990	$1,008

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				130,211	130,818		74,994	67,604		55,217	63,214

Total rental and other property revenues and property operating expense per GAAP Income Statement				$307,907	$308,110		$146,608	$136,430		$161,299	$171,680

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 3rd Quarter 2009	Page 12

Supplemental Schedule 6(c)

Same Store Operating Results
Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008
(unaudited) (in thousands, except site and unit data)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Effective Units	YTD 3Q 2009	YTD 3Q 2008	Growth	YTD 3Q 2009	YTD 3Q 2008	Growth	YTD 3Q 2009	YTD 3Q 2008	Growth	YTD 3Q 2009	YTD 3Q 2009	YTD 3Q 2008	YTD 3Q 2009	YTD 3Q 2008

Target Markets
Los Angeles	11	3,407	2,756	$43,650	$46,925	-7.0%	$14,681	$14,771	-0.6%	$28,969	$32,154	-9.9%	66.4%	94.0%	95.8%	$1,978	$2,091
Orange County	3	443	373	4,062	4,204	-3.4%	1,352	1,411	-4.2%	2,710	2,793	-3.0%	66.7%	95.1%	97.9%	1,189	1,190
San Diego	4	1,622	1,552	16,924	16,886	0.2%	4,828	5,051	-4.4%	12,096	11,835	2.2%	71.5%	94.4%	95.9%	1,186	1,167

Southern CA Total	18	5,472	4,681	64,636	68,015	-5.0%	20,861	21,233	-1.8%	43,775	46,782	-6.4%	67.7%	94.2%	96.0%	1,678	1,743
East Bay	2	413	353	4,115	4,392	-6.3%	1,823	1,800	1.3%	2,292	2,592	-11.6%	55.7%	92.7%	97.0%	1,255	1,267
San Francisco	2	522	522	7,394	7,488	-1.3%	2,605	2,534	2.8%	4,789	4,954	-3.3%	64.8%	94.9%	96.5%	1,546	1,557

Northern CA Total	4	935	875	11,509	11,880	-3.1%	4,428	4,334	2.2%	7,081	7,546	-6.2%	61.5%	93.9%	96.7%	1,419	1,429
Seattle	1	174	109	1,066	1,142	-6.7%	488	375	30.1%	578	767	-24.6%	54.2%	90.5%	98.4%	1,074	1,085

Pacific Total	23	6,581	5,665	77,211	81,037	-4.7%	25,777	25,942	-0.6%	51,434	55,095	-6.6%	66.6%	94.0%	96.2%	1,626	1,680

Suburban New York — New Jersey	6	1,802	1,503	16,940	17,736	-4.5%	5,924	6,118	-3.2%	11,016	11,618	-5.2%	65.0%	93.5%	96.7%	1,207	1,228
Washington — NoVA — MD	13	5,314	5,260	57,263	57,526	-0.5%	17,983	17,613	2.1%	39,280	39,913	-1.6%	68.6%	95.7%	96.7%	1,187	1,184
Boston	11	4,147	4,147	44,176	44,488	-0.7%	16,423	15,938	3.0%	27,753	28,550	-2.8%	62.8%	95.2%	96.1%	1,185	1,183
Philadelphia	4	1,791	1,523	18,073	18,550	-2.6%	6,703	6,774	-1.0%	11,370	11,776	-3.4%	62.9%	91.9%	95.7%	1,272	1,260

Northeast Total	34	13,054	12,433	136,452	138,300	-1.3%	47,033	46,443	1.3%	89,419	91,857	-2.7%	65.5%	94.7%	96.4%	1,200	1,200

Miami	6	2,472	2,349	36,090	37,997	-5.0%	14,862	16,389	-9.3%	21,228	21,608	-1.8%	58.8%	93.6%	93.1%	1,628	1,735
Palm Beach/Fort Lauderdale [1]	7	2,171	2,021	18,297	18,034	1.5%	7,678	7,453	3.0%	10,619	10,581	0.4%	58.0%	95.4%	93.5%	959	987
Orlando [1]	9	2,356	2,139	14,921	15,637	-4.6%	6,648	7,214	-7.8%	8,273	8,423	-1.8%	55.4%	92.6%	92.1%	745	802
Tampa [1]	8	2,359	2,146	15,849	16,349	-3.1%	6,732	6,973	-3.5%	9,117	9,376	-2.8%	57.5%	94.1%	94.2%	768	814
Jacksonville [1]	1	144	144	1,174	1,167	0.6%	499	540	-7.6%	675	627	7.7%	57.5%	95.3%	92.8%	847	895

Florida Total	31	9,502	8,799	86,331	89,184	-3.2%	36,419	38,569	-5.6%	49,912	50,615	-1.4%	57.8%	93.9%	93.2%	1,031	1,091
Houston	7	2,622	2,066	14,024	13,584	3.2%	6,098	5,844	4.3%	7,926	7,740	2.4%	56.5%	93.7%	93.4%	724	706
Denver	10	2,877	2,315	18,467	18,647	-1.0%	6,584	6,829	-3.6%	11,883	11,818	0.6%	64.3%	94.5%	97.1%	795	779
Phoenix	15	3,839	3,443	20,929	22,533	-7.1%	9,212	9,888	-6.8%	11,717	12,645	-7.3%	56.0%	92.0%	95.7%	646	674
Dallas — Fort Worth	4	1,005	824	5,647	5,588	1.1%	2,744	2,854	-3.9%	2,903	2,734	6.2%	51.4%	92.5%	93.8%	745	732
Atlanta	2	281	245	2,293	2,298	-0.2%	902	877	2.9%	1,391	1,421	-2.1%	60.7%	93.1%	93.3%	984	1,009

Sunbelt Total	69	20,126	17,692	147,691	151,834	-2.7%	61,959	64,861	-4.5%	85,732	86,973	-1.4%	58.0%	93.5%	94.3%	870	896

Chicago	10	2,595	2,531	25,694	25,726	-0.1%	11,054	10,344	6.9%	14,640	15,382	-4.8%	57.0%	92.9%	94.4%	1,102	1,091

Total Target Markets	136	42,356	38,321	387,048	396,897	-2.5%	145,823	147,590	-1.2%	241,225	249,307	-3.2%	62.3%	93.9%	95.2%	1,104	1,126

Other
Austin	3	816	816	4,878	5,177	-5.8%	2,693	2,428	10.9%	2,185	2,749	-20.5%	44.8%	87.8%	94.0%	680	684
Baltimore	3	701	628	6,336	6,375	-0.6%	2,544	2,543	0.0%	3,792	3,832	-1.0%	59.8%	94.8%	95.2%	1,096	1,095
Indianapolis/Fort Wayne	8	4,981	4,782	26,871	26,932	-0.2%	12,437	12,134	2.5%	14,434	14,798	-2.5%	53.7%	93.1%	94.3%	589	584
Nashville	3	788	622	5,324	5,349	-0.5%	2,239	2,181	2.7%	3,085	3,168	-2.6%	57.9%	94.4%	95.8%	878	883
Norfolk/Richmond	6	1,661	1,569	12,635	12,720	-0.7%	4,375	4,367	0.2%	8,260	8,353	-1.1%	65.4%	94.9%	94.9%	852	858
Raleigh/Greenville	2	504	342	2,076	2,118	-2.0%	950	988	-3.8%	1,126	1,130	-0.4%	54.2%	93.0%	94.6%	673	686
Other Markets	24	8,497	8,137	63,641	64,365	-1.1%	29,031	28,581	1.6%	34,610	35,784	-3.3%	54.4%	92.9%	93.4%	826	843

Total Other	49	17,948	16,896	121,761	123,036	-1.0%	54,269	53,222	2.0%	67,492	69,814	-3.3%	55.4%	93.0%	94.0%	765	772

SAME STORE SALES TOTALS	185	60,304	55,217	508,809	519,933	-2.1%	200,092	200,812	-0.4%	308,717	319,121	-3.3%	60.7%	93.7%	94.9%	$1,004	$1,021

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				416,554	398,839		226,166	229,354		190,388	169,485

Total rental and other property revenues and property operating expense per GAAP Income Statement				$925,363	$918,772		$426,258	$430,166		$499,105	$488,606

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 3rd Quarter 2009	Page 13

Supplemental Schedule 7

Total Conventional Portfolio Data by Market
(unaudited)

	Quarter Ended September 30, 2009						Quarter Ended September 30, 2008
	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	16	4,261	85%	3,610	9.6%	$1,999	16	4,261	86%	3,679	8.9%	$2,174
Orange County	4	1,213	94%	1,143	2.3%	1,522	4	1,213	94%	1,143	1.9%	1,626
San Diego	6	2,144	97%	2,074	3.9%	1,218	6	2,144	97%	2,074	3.1%	1,211

Southern CA Total	26	7,618	90%	6,827	15.8%	1,704	26	7,618	91%	6,896	13.9%	1,817

East Bay	2	413	85%	353	0.5%	1,241	2	413	85%	353	0.5%	1,276
San Francisco	6	773	100%	773	1.5%	1,493	6	773	100%	773	1.3%	1,517
San Jose	1	224	100%	224	0.5%	1,561	1	224	100%	224	0.4%	1,676

Northern CA Total	9	1,410	96%	1,350	2.5%	1,431	9	1,410	96%	1,350	2.2%	1,469
Seattle	3	413	75%	309	0.5%	1,230	3	348	58%	203	0.3%	1,149

Pacific Total	38	9,441	90%	8,486	18.8%	1,643	38	9,376	90%	8,449	16.4%	1,739

Manhattan	22	957	100%	955	3.5%	2,776	22	956	100%	954	2.9%	2,560
Suburban New York / New Jersey	7	2,637	89%	2,338	3.8%	1,175	8	3,413	87%	2,978	4.1%	1,185

New York Total	29	3,594	92%	3,293	7.3%	1,599	30	4,369	90%	3,932	7.0%	1,498

Washington — NoVA — MD	18	7,411	94%	6,989	12.0%	1,184	18	6,190	98%	6,071	10.4%	1,188
Boston	12	4,250	100%	4,250	7.0%	1,184	12	4,251	100%	4,251	5.9%	1,178
Philadelphia	7	3,886	91%	3,539	5.9%	1,249	9	4,432	92%	4,085	5.4%	1,250

Northeast Total	66	19,141	94%	18,071	32.2%	1,274	69	19,242	95%	18,339	28.7%	1,269

Miami	5	2,471	95%	2,348	4.5%	1,577	6	2,674	92%	2,448	4.3%	1,652
Palm Beach/Fort Lauderdale [1]	7	2,171	93%	2,020	2.4%	946	9	2,627	94%	2,478	2.5%	988
Orlando [1]	11	3,324	91%	3,032	3.0%	750	14	3,888	92%	3,596	2.6%	801
Tampa [1]	9	2,635	88%	2,318	2.4%	756	13	3,625	90%	3,275	2.7%	810
Jacksonville [1]	4	1,643	85%	1,404	1.4%	795	6	2,235	89%	1,996	1.4%	812

Florida Total	36	12,244	91%	11,122	13.7%	960	48	15,049	92%	13,793	13.5%	992
Houston	9	3,140	82%	2,583	2.0%	729	20	5,798	86%	4,983	3.3%	679
Denver	10	2,877	80%	2,315	2.9%	787	10	2,877	80%	2,315	2.3%	791
Phoenix	19	4,938	90%	4,430	3.3%	644	20	5,164	90%	4,658	3.1%	694
Dallas — Fort Worth	4	1,005	82%	823	0.6%	736	9	2,090	84%	1,753	1.1%	712
Atlanta	8	1,795	80%	1,435	1.5%	884	11	3,005	83%	2,484	1.9%	865

Sunbelt Total	86	25,999	87%	22,708	24.0%	842	118	33,983	88%	29,986	25.2%	847

Chicago	17	5,035	94%	4,750	6.7%	1,113	19	5,559	93%	5,160	5.6%	1,103

Total Target Markets	207	59,616	91%	54,015	81.7%	1,132	244	68,160	91%	61,934	75.9%	1,111

Other
Austin	3	816	100%	816	0.5%	656	7	1,497	100%	1,497	1.1%	729
Baltimore	5	1,180	84%	993	1.3%	1,045	5	1,180	84%	993	1.1%	1,062
Cincinnati	2	505	80%	405	0.6%	1,214	4	1,135	81%	922	0.9%	957
Colorado Springs CO	—	—	—	—	—	—	3	714	92%	654	0.5%	668
Indianapolis / Ft Wayne	8	4,981	96%	4,782	3.3%	584	17	7,924	97%	7,724	4.3%	579
Inland Empire	3	574	89%	513	0.5%	845	3	574	90%	515	0.5%	868
Michigan [2]	6	3,862	94%	3,643	2.9%	648	7	4,149	82%	3,420	2.3%	661
Minneapolis	2	732	89%	651	1.6%	1,525	2	732	89%	651	1.4%	1,542
Nashville	4	1,114	75%	840	1.0%	875	7	2,192	83%	1,811	1.6%	807
Non-Target Florida [2]	10	2,204	100%	2,204	1.8%	670	11	2,404	98%	2,358	1.6%	731
Norfolk / Richmond	7	2,075	96%	1,983	2.8%	917	10	2,775	91%	2,529	2.9%	928
Providence RI	2	708	100%	708	1.1%	1,102	3	948	100%	948	1.1%	1,108
Raleigh / Greenville	4	870	75%	655	0.4%	657	9	2,383	76%	1,810	1.1%	678
Other Markets [2]	3	601	74%	442	0.5%	880	27	5,975	82%	4,923	3.7%	688

Total Other [3]	59	20,222	92%	18,635	18.3%	774	115	34,582	89%	30,755	24.1%	745

Grand Total	266	79,838	91%	72,650	100.0%	$1,042	359	102,742	90%	92,689	100.0%	$987

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]	Michigan, Non-Target Florida and Other Markets include properties in multiple markets.

[3]
For the quarters ended September 30, 2009 and 2008, Aimco’s conventional portfolio included assets in 19 and 22 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 3rd Quarter 2009	Page 14

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
THIRD QUARTER 2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent)

	Number	Number					Aimco	Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [3]	21	6,031	$319.1	8.2%	$180.2	$117.0	$269.6	$107.8	$753
Affordable	7	777	47.5	5.8%	23.1	20.8	28.0	17.2	773

Total Dispositions	28	6,808	$366.6	7.9%	$203.3	$137.8	$297.6	$125.0	$755

YEAR-TO-DATE 2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [4]

	Number	Number					Aimco	Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [5]	45	12,292	$650.8	7.9%	$371.5	$226.2	$568.1	$212.1	$752
Affordable	13	1,593	90.2	6.1%	46.4	36.8	47.6	32.1	789

Total Dispositions	58	13,885	$741.0	7.7%	$417.9	$263.0	$615.7	$244.2	$756

[1]	Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 5% management fee and a $300 per unit deduction for capital replacements, divided by the gross proceeds.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	The following table presents selected market information regarding the conventional dispositions during the third quarter 2009:

Market	Properties	Units
Target Markets:
Chicago	1	320
Dallas-Fort Worth	2	392
Houston	6	1,692
Miami	1	203
Phoenix	1	226
Suburban New York/New Jersey	1	776
Tampa	2	672
Palm Beach	1	260

Total Target Markets	15	4,541
Other:
Colorado Springs	2	514
Raleigh/Greenville	2	528
Nashville	1	248
Non-Target Florida	1	200

Total Other	6	1,490

Total Conventional Dispositions	21	6,031

[4]	Year-to-date property sales activity does not include a land sale with total Aimco net proceeds of $1.6 million.

[5]	Year-to-date property sales include one unconsolidated property consisting of 480 units, which generated Aimco gross proceeds of $8.8 million and net proceeds of $3.4 million.
YEAR-TO-DATE 2009 PROPERTY ACQUISITION ACTIVITY
There were no property acquisitions during the nine months ended September 30, 2009.

AIMCO 3rd Quarter 2009	Page 15

Supplemental Schedule 9
Capital Expenditures
Nine Months Ended September 30, 2009
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the nine months ended September 30, 2009. Per unit numbers are based on approximately 98,112 average units, including 82,032 conventional and 16,080 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$24,689	$252
Turnover related	23,503	240
Capitalized site payroll and indirect costs	5,846	60

Total Aimco’s share of Capital Replacements	$54,038	$552

Capital Replacements:
Conventional	$50,138	$611
Affordable	3,900	$243

Total Aimco’s share of Capital Replacements	54,038	$552

Capital Improvements:
Conventional	37,180	$453
Affordable	3,618	$225

Total Aimco’s share of Capital Improvements	40,798	$416

Casualties:
Conventional	10,735
Affordable	217

Total Aimco’s share of Casualties [2]	10,952

Redevelopment (see Schedule 10) [3]:
Conventional projects [4]	55,526
Tax Credit projects [5]	41,851

Total Aimco’s share of Redevelopment	97,377

Total Aimco’s share of capital expenditures	203,165

Plus noncontrolling interest partners’ share of consolidated spending	15,223
Less Aimco’s share of unconsolidated spending	(497)

Capital expenditures per consolidated statement of cash flows	$217,891

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]
Redevelopment expenditures for conventional and tax credit projects may include costs related to pre-construction or other activities on projects other than those included as active on Schedule 10. Therefore the total costs presented on this schedule may exceed those included as Aimco’s share on Schedule 10.

[4]
Conventional redevelopment projects include Lincoln Place (CA) and Pacific Bay Vistas (formerly Treetops) (CA), which are predominantly vacant and have September 30, 2009 net book values of $128.3 million and $31.7 million, respectively.

[5]	Redevelopment spending on tax credit projects is substantially funded from tax credit investor contributions.

AIMCO 3rd Quarter 2009	Page 16

Supplemental Schedule 10
Summary of Redevelopment Activity
Nine Months Ended September 30, 2009
(dollars in millions)
(unaudited)

				Actual Expenditures
					Nine Months Ended
	Number of	Number of	Total Estimated	Inception to	September 30, 2009
	Properties	Units	Expenditures [1]	Date	Actual Amount	Aimco’s Share

CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	37	13,553	$594.8	$532.1	$48.2	$45.5
Changes in project scope and estimated costs	—	—	(40.3)[2]	—	—	—

Redevelopment expenditures during period	37	13,553	554.5	532.1	48.2	45.5

Projects completed during period	(21)	(6,543)	(246.0)	(246.0)

Active redevelopment projects at September 30, 2009 [3]	16	7,010	308.5	286.1

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	4	528	$38.8	$36.1	$19.0	$18.7
New redevelopment projects started during period	3	546	21.1	12.1	12.1	12.1
Changes in estimated costs	—	—	4.0	—	—	—

Redevelopment expenditures during period	7	1,074	63.9	48.2	31.1	30.8

Projects completed during period	(3)	(229)	(13.4)	(13.1)

Active redevelopment projects at September 30, 2009	4	845	50.5	35.1

TOTAL ACTIVE REDEVELOPMENT PROJECTS	20	7,855	$359.0	$321.2

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES					$79.3	$76.3

[1]	Represents the forecasted total expenditures anticipated to be incurred in a redevelopment project.

[2]	During 2009, Aimco elected not to complete portions of previously planned projects resulting in a reduction in estimated costs.

[3]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%.

AIMCO 3rd Quarter 2009	Page 17

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Investment Management Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Current asset management fees [1]	$994	$1,286	$3,117	$3,068
Deferred asset management fees [2]	—	146	—	674
Promotes	—	16,934	1,549	48,579
Other GP transactional fees	1,931	6,637	5,213	8,402

Total asset management revenues	2,925	25,003	9,879	60,723

Tax credit syndication fees [3]	—	—	—	1,425
Deferred tax credit income [4]	7,825	7,752	23,900	21,634

Total tax credit revenues	7,825	7,752	23,900	23,059

Total asset management and tax credit revenues	10,750	32,755	33,779	83,782

Accretion on discounted notes receivable [5]	210	1,162	691	(1,008)
Land and other investment gains	—	1,669	3,873	1,669
Other portfolio management revenue [6]	1,481	1,587	4,421	5,570

Total portfolio management revenue	1,691	4,418	8,985	6,231

Total investment management revenues	12,441	37,173	42,764	90,013

Investment management expenses	(4,213)	(7,850)	(12,719)	(18,044)

Net investment management income (pre-tax)	8,228	29,323	30,045	71,969
Income taxes [7]	(2,251)	(1,666)	(6,999)	(6,408)

Net investment management income (after tax)	$5,977	$27,657	$23,046	$65,561

Summary of Projected Tax Credit Income

	Remainder	Year Ending December 31,
	2009	2010	2011	2012	2013	Thereafter	Total
Amortization of deferred income [8]	$7,496	$29,735	$29,111	$29,116	$27,705	$95,280	$218,443
Income taxes [9]	(2,923)	(11,597)	(11,353)	(11,355)	(10,805)	(37,159)	(85,192)

Projected income, net of tax	$4,573	$18,138	$17,758	$17,761	$16,900	$58,121	$133,251

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]
Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]
Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. Tax credit income is recognized as tax credits are delivered to the investors, generally over a period of ten years. See Summary of Projected Tax Credit Income.

[5]
Aimco holds certain loans extended by predecessors whose positions were generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment. Accretion on discounted notes receivable is included in interest income in Aimco’s consolidated statements of income. During the nine months ended September 30, 2009 and 2008, Aimco revised its estimate of the timing and amount of payment on certain discounted notes and as a result recorded adjustments totaling $0.8 million and $4.0 million, respectively, to accretion income.

[6]
Other portfolio management income during 2009 and 2008 includes interest income received under total rate of return swaps, which is included in interest expense in Aimco’s consolidated statements of income.

[7]
Investment management income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries. Income taxes are recalculated each period.

[8]
Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 3rd Quarter 2009	Page 18

Supplemental Schedule 12
Apartment Unit Summary
As of September 30, 2009
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	184	55,030	55,030	100%
Partially-owned consolidated properties	80	25,808	18,620	72%
Partially-owned unconsolidated properties	2	1,304	455	35%

Total	266	82,142	74,105	90%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	87	12,088	12,088	100%
Partially-owned consolidated properties	107	11,375	3,502	31%
Partially-owned unconsolidated properties	77	7,353	1,135	15%

Total	271	30,816	16,725	54%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	271	67,118	67,118	100%
Partially-owned consolidated properties	187	37,183	22,122	59%
Partially-owned unconsolidated properties	79	8,657	1,590	18%

Total	537	112,958	90,830	80%

Management Contracts:
Property-managed for third parties	24	2,165
Asset-managed	355	31,458

Total	379	33,623

Total Portfolio	916	146,581

AIMCO 3rd Quarter 2009	Page 19

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and operating real estate impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income (loss) attributable to common stockholders as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO. Please refer to Supplemental Schedule 9 for further detail.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which excludes certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which excludes certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6b for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 3rd Quarter 2009	Page 20